Exhibit 99.1

StoneCastle Financial Corp. Reports Fourth Quarter 2016 Results

NEW YORK, February 28, 2017 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the fourth fiscal quarter ended December 31, 2016.

Fourth Quarter 2016 Investment Highlights:

•	Invested $23.2 million in 5 investments

•	Received repayment of $3.6 million from 1 investment

Investment Activity in the Fourth Quarter 2016 Included:

•	$13.0 million in Baraboo Bancorporation Inc., Senior Term Loan, Fixed Rate 10.50%, December 28, 2026

•	$5.0 million in Midwest Regional Bank, Subordinated Term Loan, Fixed Rate 8.625%, January 1, 2027

•	$3.0 million in Halbur Bancshares, Inc., Subordinated Term Loan, Fixed Rate 8.75%, October 1, 2026

A complete listing of investments as of the end of the quarter can be found in the 2016 annual report and on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of December 31, 2016 (excluding cash and cash equivalents) was approximately 9.08%.

Fourth Quarter 2016 Financial Results

Net investment income was $2,518,887 or $0.39 per share, comprised of $4,213,439 in gross income and $1,694,552 of net expenses. There were no net realized gains or losses in the quarter.

Net Assets at quarter end were $138,555,206 and the Company’s Net Asset Value was $21.22 per share.

The Company declared a fourth quarter cash distribution of $0.37 per share. The distribution was paid on January 3, 2017 to shareholders of record at the close of business on December 22, 2016.

The Company had $61.5 million outstanding on its $70 million credit facility at the quarter end, which represents approximately 29.9% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on December 31, 2016, the Company had total assets of $205,938,998 consisting of total investments of $197,481,652, cash of $3,765,463 and other assets of $4,691,883. Other assets include interest and dividends receivable of $3,890,480, and prepaid assets of $801,403.

During the quarter, the Company deployed $23.2 million in three Term Loans and two Fixed Rate Cumulative Perpetual Preferred Stock investments. The Company received one repayment totaling $3.6 million.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on February 28, 2017 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on March 14, 2017. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13651988. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

	December 31, 2016	September 30, 2016
Assets
Investments in securities, at fair value (cost: $201,215,633 and $179,935,988 respectively)	$197,481,652	$176,695,072
Cash (1)	3,765,463	3,517,844
Interest and dividends receivable	3,890,480	3,460,123
Prepaid assets	801,403	662,710
Total assets	205,938,998	184,335,749

Liabilities
Loan payable	61,500,000	35,250,000
Dividends payable	2,415,399	73,927
Payable for securities purchased	2,252,539	9,054,000
Investment advisory fee payable	790,907	810,876
Loan interest payable	70,325	3,810
Directors fee payable	13,326	14,789
Accrued expenses payable	341,296	257,482
Total liabilities	67,383,792	45,464,884
Net Assets	$138,555,206	$138,870,865

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,528	$6,524
Paid-in-capital	144,588,229	144,514,314
Accumulated net investment loss	(1,625,496)	(1,728,983)
Accumulated net realized loss on investments	(680,074)	(680,074)
Net unrealized depreciation on investments	(3,733,981)	(3,240,916)
Net Assets	$138,555,206	$138,870,865

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,528,105	6,524,012
Net asset value per common share	$21.22	$21.29
Market price per share	$18.69	$18.67
Market price discount to net asset value per share	-11.92%	-12.31%

(1) Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements.

STONECASTLE FINANCIAL CORP.

Statement of Operations

	For The Year	For the Three
	Ended	Months Ended
	December 31,	December 31,
	2016	2016
Investment Income
Interest	$10,899,369	$2,907,104
Dividends	5,690,604	1,151,098
Origination fee income	138,954	61,737
Other Income	306,013	93,500
Total Investment Income	17,034,940	4,213,439

Expenses
Investment advisory fees	3,416,253	905,907
Interest expense	1,777,067	483,078
Transfer agent, custodian fees and administrator fees	289,342	79,889
Professional fees	257,613	23,024
ABA marketing and licensing fees	250,000	61,568
Bank fees	214,834	55,083
Directors’ fees	168,058	42,020
Investor relations fees	121,330	28,240
Insurance expense	90,000	22,641
Printing	75,000	2,082
Valuation fees	63,012	20,854
Due diligence expense	63,000	38,000
Miscellaneous fees (proxy, printing, rating agency, etc.)	189,186	47,166
Total expenses before waiver	6,974,695	1,809,552
Less: Advisory fee waiver	(115,000)	(115,000)
Net expenses after waiver	6,859,695	1,694,552
Net Investment Income	$10,175,245	$2,518,887

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain on investments	$327,807	$-
Net change in unrealized depreciation on investments	(3,489,006)	(493,066)
Net realized and unrealized gain / (loss) on investments	(3,161,199)	(493,066)
Net Increase in Net Assets Resulting From Operations	$7,014,046	$2,025,821

STONECASTLE FINANCIAL CORP.

Financial Highlights

For The Three Months Ended December 31, 2016
Per Share Operating Performance
Net Asset Value, beginning of period	$21.29
Net investment income(1)	0.39
Net realized and unrealized loss on investments(1)	(0.09)
Total from investment operations	0.30

Less distributions to shareholders
From net investment income	(0.37)
Total distributions	(0.37)

Net asset value, end of period	$21.22
Per share market value, end of period	$18.69

Total Investment Return (2)
Based on market value	2.14%
Based on net asset value	2.71%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$138.6

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	5.19%
Expenses after waivers(5*	4.86%
Net investment income(6)*	7.22%
Portfolio turnover rate**	1%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$61,500
Asset coverage per $1,000 for revolving credit agreement(7)	3,253

(1)	Based on the average shares outstanding during quarter.

(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.

(3)	Excluding interest expense, the ratio would have been 3.80%.

(4)	Ratio of expenses before waivers to average managed assets equals 3.69%.

(5)	Ratio of expenses after waivers to average managed assets equals 3.45%.

(6)	Ratio of net investment income to average managed assets equals 5.14%.

(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.

*	Annualized

**	Not-annualized